UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 17, 2011
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2011, the Board of Directors (the “Board”) of Boyd Gaming Corporation (the “Company”) elected Dr. Richard Flaherty to the Board. Dr. Flaherty has been the Dean of the Eberhardt School of Business at the University of the Pacific since September, 2008. Prior to that, he served as Dean of the College of Business and Professor of Accounting at the University of Nevada, Las Vegas, for eight years. Dr. Flaherty is a member of the American Accounting Association and the American Institutive of Certified Public Accountants.
As a director, Dr. Flaherty's compensation will include an annual retainer of $55,000 and $1,500 per board meeting attended ($500 for board meetings held telephonically). Dr. Flaherty has not yet been appointed to any committees of the Board.
In connection with his appointment, Dr. Flaherty will enter into the Company's standard form of directors and officers indemnification agreement (“Indemnification Agreement”). The form of Indemnification Agreement was filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-64006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	Boyd Gaming Corporation
/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer